VARIABLE INSURANCE FUNDS
                                   EXHIBIT 16
                                  TOTAL RETURN

                              DATE AS OF: 12/31/97

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                            *****No Load Section*****
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                           BB&T Growth and Income Fund



AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:         0.00%

T=(ERV/P) - 1

WHERE:                     T =      TOTAL RETURN

                           ER       REDEEMABLE VALUE AT THE END
                                    OF THE PERIOD OF A HYPOTHETICAL
                                    $1,000 INVESTMENT MADE AT THE
                                    BEGINNING OF THE PERIOD.

                            P =     A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.


EXAMPLE:


     SINCE INCEPTION:      (        06/03/97 TO                12/31/97):
                           (        1199.63  /1,000) -1 =                 19.96%
     YEAR TO DATE:         (        06/03/97 TO                12/31/97):
                           (        1199.63  /1,000) -1 =                 19.96%
     QUARTERLY:            (        09/30/97 TO                12/31/97):
                           (        1051.00  /1,000) -1 =                  5.10%
     MONTHLY:              (        12/01/97 TO                12/31/97):
                           (        1033.80  /1,000) -1 =                  3.38%
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                            *****No Load Section*****
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                           AmSouth Equity Income Fund


AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:                 0.00%

T = (ERV/P) - 1

WHERE:            T =      TOTAL RETURN

                  ER       REDEEMABLE VALUE AT THE END
                           OF THE PERIOD OF A HYPOTHETICAL
                           $1,000 INVESTMENT MADE AT THE
                            BEGINNING OF THE PERIOD.

                  P =      A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

         SINCE INCEPTION:  (   10/23/97 TO                12/31/97):
                           (   1022.66  /1,000) - 1 =                      2.27%
         YEAR TO DATE:     (   10/23/97 TO                12/31/97):
                           (   1022.66  /1,000) - 1 =                      2.27%
         QUARTERLY:        (   09/30/97)TO                12/31/97):
                           (       0.00 /1,000) - 1 =                      #N/A
         MONTHLY:          (   12/01/97) TO               12/31/97):
                           (    1035.80 /1,000  - 1 =                      3.58%
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